UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

HARTMAN vREIT XXI, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-185336	38-3978914
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. x

Item 2.01 Completion of Acquisition or Disposition of Assets
On March 4, 2019, the Board of Directors (“Board”) for Hartman vREIT XXI, Inc. (the “Company”), voted to exchange 3.42% of its ownership interest in Hartman SPE, LLC for 700,302.45 shares of common stock of Hartman Short Term Income Properties XX, Inc., for a total value of $8,858,826 ($12.65 per share). The exchange will reduce the Company’s ownership interest in Hartman SPE, LLC from 5.89% to 2.47%. The transaction was made effective retroactively to March 1, 2019. Reference is made to the Form 8-K filed by the Company with the SEC on October 5, 2018 for additional information.
Item 7.01 Regulation FD Disclosure.
On March 6, 2019, Hartman vREIT XXI, Inc. (the “Company”) announced that on January 29, 2019, the Board of Directors (Board) for vREIT XXI agreed to make several changes (and consider others) to the program, as follows: 1) changing the initial offering price (currently $10 per class A share and $9.60 per class T share, without application of any discounts) to the net asset value (NAV) per share as to be determined by the Board as of December 31, 2018; 2) amending the share redemption program to allow redemptions at NAV for shares held for three years or more and removing the graduated redemption price discount (relative to the initial offering price of $10 per share) for redemptions for shares held between one and five years; and 3) changing the distribution allocation between cash and stock for class A shares and class T shares.
The changes to the purchase price and the redemption price to the NAV per share will occur no later than 30 days after the Board determines the new estimated NAV per share as of 12/31/2018. The changes to the holding period and graduated redemption price discount will be effective when the Securities and Exchange Commission (SEC) declares the amended registration statement effective. The amended registration statement will be filed with the SEC during the first quarter of 2019.
The Board agreed to honor sales of Class A shares at $10.00 and Class T shares at $9.60 for all sales made no later than 30 days after the board determines the NAV per share as of 12/31/2018. All sales made after 30 days of the board’s determination of the NAV as of 12/31/2018 will be made at the NAV as of December 31, 2018, pending the SEC declaring the amended registration statement effective.
The Board also voted to change the distribution allocation between cash and stock. Beginning with the distributions to be paid in February 2019, the annualized distribution rate of 7.5% will remain unchanged, but will consist of 6.0% in cash (previously 5.5%) and 1.5% in stock (previously 2%) for Class A shares. The annualized distribution rate of 6.5% for Class T shares will remain unchanged but will consist of 5.0% in cash (previously 4.5%) and 1.5% in stock (previously 2%).
Important Note about the Redemption Plan. Redemptions of shares of common stock, when requested, are at the Company’s sole discretion and generally will be made quarterly. The number of shares redeemed during any calendar year is limited to 10% of the number of shares of common stock outstanding on December 31 of the previous calendar year. In addition, The Company is only authorized to redeem shares using proceeds from the distribution reinvestment plan plus 1% of the operating cash flow from the previous fiscal year (to the extent positive) and any additional operating funds, if any, as the Board in its sole discretion may reserve for this purpose. Due to these limitations, the Company cannot guarantee that it will be able to accommodate all redemption requests.
Item 8.01 Other Events
The information discussed under Item 2.01 of this Current Report on Form 8-K under the heading Completion of Acquisition or Disposition of Assets is incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN vREIT XXI, Inc.
(Registrant)
Date: March 6, 2018	By:	/s/ Louis T. Fox, III
Chief Financial Officer

___________________________________________________________________

EXHIBIT INDEX

Exhibit	Description
99.1	Press release